UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 31, 2019

HUDSON GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50129	59-3547281
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 Forest Avenue, Old Greenwich, CT		06870
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 351-7400

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	HSON	The NASDAQ Stock Market LLC
Preferred Share Purchase Rights		The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 31, 2019, Hudson Global, Inc. (the “Company”) and Patrick Lyons, the Company’s Chief Financial Officer, determined that Mr. Lyons will leave his positions with the Company effective June 30, 2019. Mr. Lyons will receive a severance payment and other amounts in accordance with the terms of his employment agreement.
In connection with Mr. Lyons’ departure, Matthew K. Diamond, the Company’s Vice President of Finance, was appointed principal financial officer effective June 30, 2019.
Mr. Diamond, 43, has served as the Company’s Vice President of Finance since January 2019. Prior to joining the Company, Mr. Diamond served in a variety of finance and control roles at PepsiCo, Inc. from 2001 to 2018, including director roles in Financial Reporting, Financial Analysis, and Technical Accounting and Policy.  Mr. Diamond is a CPA and began his career as a Supervisory Senior Auditor with Arthur Andersen LLP.  Mr. Diamond earned a BBA in Public Accounting from Pace University, where he graduated with magna cum laude honors.
Mr. Diamond does not have any family relationships with any of the directors or executive officers of the Company. Mr. Diamond is not a party to any transaction listed in Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2019	HUDSON GLOBAL, INC.

	By:	/s/ JEFFREY E. EBERWEIN
		Name:	Jeffrey E. Eberwein
		Title:	Chief Executive Officer

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